Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT FOR THE

EASTERN DISTRICT OF VIRGINIA

Alexandria Division

UNITED STATES OF AMERICA	)	CRIMINAL NO. 1:06CR57
)
v.	)	Count I:	15 U.S.C. § 1
	)	Count II:	15 U.S.C. § 1
ALLIED FREIGHT FORWARDING, INC.,	)
)
Defendant.	)

PLEA AGREEMENT

The United States of America and defendant Allied Freight Forwarding, Inc., a corporation organized and existing under the laws of the State of Delaware and defendant’s counsel, hereby enter into the following Plea Agreement pursuant to Federal Rules of Criminal Procedure 11(a)(1) and 11(c)(1)(B).

1.                                      Offense and Maximum Penalties

The defendant agrees to waive indictment and plead guilty to a criminal information charging the defendant with two counts of conspiracy to restrain trade, in violation of the Sherman Antitrust Act, 15 U.S.C. § 1. The defendant understands that the statutory maximum penalty which may be imposed upon conviction for each violation of 15 U.S.C. § 1 is a fine equal to the greatest of:

(a)                                  $10 million (15 U.S.C. § l);

(b)                                 twice the gross pecuniary gain the conspirators derived from the crime (18 U.S.C. § 3571(c) and (d)); or

(c)                                  twice the gross pecuniary loss caused to the victims of the crime by the conspirators (18 U.S.C. § 3571(c) and (d)).

In addition, the defendant understands that:

(a)                                  pursuant to 18 U.S.C. § 3561(c)(1), the Court may impose a term of probation of at least one year, but not more than five years;

(b)                                 pursuant to § 8B1.1 of the Sentencing Guidelines, the Court may order it to pay restitution to the victims of the offenses; and

(c)                                  pursuant to 18 U.S.C. § 3013(a)(2)(B) and U.S.S.G. § 8E1.1, the Court is required to order the defendant to pay a $400 special assessment upon conviction for each of the charged crimes.

2.                                      Factual Basis for the Plea

The defendant will plead guilty because the defendant is in fact guilty of the charged offenses. The defendant admits the facts set forth in the statement of facts filed with this plea agreement and agrees that those facts establish guilt of the offense charged beyond a reasonable doubt. The statement of facts, which is hereby incorporated into this plea agreement, constitutes a stipulation of facts for purposes of Section lBl.2(a) of the Sentencing Guidelines. In addition, this plea agreement and statement of facts, together with the record that will be created by the United States and the defendant at the plea and sentencing hearings will provide sufficient information concerning the defendant, the crimes charged in this case, and the defendant’s role on the crimes to enable the meaningful exercise of sentencing authority by the Court, as required under 18 U.S.C. § 3553.

3.                                      Assistance and Advice of Counsel

The defendant is satisfied that the defendant’s attorney has rendered effective assistance. The defendant understands that by entering into this agreement, defendant surrenders certain rights as provided in this agreement. The defendant understands that the rights of criminal defendants include:

a.                                       the right to plead not guilty and to persist in that plea;

b.                                      the right to a jury trial;

c.                                       the right to be represented by counsel – and if necessary have the court appoint counsel – at trial and at every other stage of the proceedings; and

d.                                      the right at trial to confront and cross-examine adverse witnesses, to be protected from compelled self-incrimination, to testify and present evidence, and to compel the attendance of witnesses.

4.                                      Role of the Court and the Probation Office

The defendant understands that the Court has jurisdiction and authority to impose any sentence within the statutory maximum described in Paragraph 1, and that the Court will determine the defendant’s actual sentence in accordance with 18 U.S.C. § 3553(a). The defendant understands that the Court has not yet determined a sentence and that any estimate of the advisory sentencing range under the U.S. Sentencing Commission’s Sentencing Guidelines Manual the defendant may have received from the defendant’s counsel, the United States, or the Probation Office, is a prediction, not a promise, and is not binding on the United States, the Probation Office, or the Court. Additionally, pursuant to the Supreme Court’s decision in United States v. Booker, 125 S. Ct. 738 (2005), the Court, after considering the factors set forth in l8 U.S.C. § 3553(a), may impose a sentence above or below the advisory sentencing range, subject only to review by higher courts for reasonableness. The United States makes no promise or representation concerning what sentence the defendant will receive, and the defendant cannot withdraw its guilty plea based upon the actual sentence. Notwithstanding the foregoing, the parties agree that there exists no aggravating or mitigating circumstance of a kind, or to a degree, not adequately taken into consideration by the Sentencing Commission in formulating the Guidelines that should result in a sentence outside of the advisory Guidelines range. The parties agree not to seek or support any sentence outside of the advisory guideline range. The parties further agree that the recommended sentence is reasonable.

5.                                      Waiver of Appeal, Collateral Attack, FOIA and Privacy Act Rights

The defendant also understands that 18 U.S.C. § 3742 affords a defendant the right to appeal the sentence imposed. Nonetheless, the defendant knowingly waives the right to appeal the conviction and any sentence within the statutory maximum described above (or the manner in which that sentence was determined) on the grounds set forth in 18 U.S.C. § 3742 or on any ground whatsoever, in exchange for the concessions made by the United States in this plea agreement. This agreement does not affect the rights or obligations of the United States as set forth in 18 U.S.C. § 3742(b). The defendant further waives its right to collaterally attack its guilty plea or the sentence imposed by any means, on any ground. The defendant also waives all rights, whether asserted directly or by a representative, to request or receive from any department or agency of the United States any records pertaining to the investigation or prosecution of this case, including without limitation any records that may be sought under the Freedom of Information Act, 5 U.S.C. § 552, or the Privacy Act, 5 U.S.C. § 552a.

6.                                      Sentencing Agreement

Pursuant to Fed. R. Crim. P. 11(c)(1)(B), the United States and the defendant agree that the appropriate disposition of Counts I and II is, and agree jointly to recommend, that the Court impose a sentence requiring the defendant to pay to the United States a criminal fine of $1,043,000 for the charged conduct relating to the transportation of household goods owned by U.S. military and civilian Department of Defense personnel (“military household goods”). The parties recommend a total fine of $1,043,000 on Counts I and II derived from:

Twenty percent (20%) of approximately $3,500,000, the total volume of commerce attributable to the defendant’s conduct (approximately $400,000 from the IS-01 cycle, as described in Count I of the Criminal Information and the statement of facts and approximately $3,100,000 from the IW-00 and IS-01 cycles, as described in Count II of the Criminal Information and the statement of facts) U.S.S.G. § 2R1.1(d)(1) and U.S.S.G. § 8C2.4(b); a culpability score of 5; and a multiplier of 1.5 pursuant to U.S.S.G. § 8C2.6.

The United States and the defendant understand that the Court retains complete discretion to accept or reject the recommended sentence. The defendant understands that, as provided in Fed. R. Crim. P. 11(c)(3)(B), if the Court does not impose a sentence consistent with the recommendation contained in this Plea Agreement, it nevertheless has no right to withdraw its guilty plea. The United States and the defendant agree to request jointly that the Court accept the defendant’s guilty plea and impose sentence on an expedited schedule, as early as the date of arraignment, based upon the record provided by the defendant and the United States pursuant to Fed. R. Crim. P. 32(c)(1)(A)(ii) and U.S.S.G. § 6A1.1. The Court’s denial of the request to impose sentence on an expedited schedule will not void this plea agreement. In addition, subject to the ongoing, full, and truthful cooperation of the defendant, described in paragraph 11 of this plea agreement, and before sentencing in the case, the United States agrees to fully advise the Court of the fact, manner, and extent of the defendant’s cooperation and its commitment to prospective cooperation with the United States’ investigation and prosecution, as well as all material facts relating to defendant’s involvement in the charged offenses and all other relevant conduct.

7.                                      Administrative Action

The defendant understands that it may be subject to administrative action by federal or state agencies other than the United States Department of Justice, Antitrust Division, based upon the conviction resulting from this plea agreement, and that this plea agreement in no way controls whatever action, if any, other agencies may take. The United States agrees, however, that, if requested, it will advise the appropriate officials of any governmental agency considering such administrative action of the fact, manner, and extent of the cooperation of the defendant as a matter for that agency to consider before determining what administrative action, if any, to take.

8.                                      Special Assessment

Before sentencing in this case, the defendant agrees to pay a mandatory special assessment of four hundred dollars ($400.00) per count of conviction pursuant to 18 U.S.C. § 3013(a)(2)(B), in addition to any fine imposed.

9.                                      Payment of Monetary Penalties

The defendant understands and agrees that, pursuant to Title 18, United States Code, Sections 3613, whatever monetary penalties are imposed by the Court will be due and payable within fifteen (15) days after the imposition of sentence and subject thereafter to immediate enforcement by the United States as provided in Section 3613. Furthermore, the defendant agrees to provide all of its financial information to the United States and the Probation Office and, if requested, to participate in a pre-sentencing debtor’s examination. If the Court imposes a schedule of payments, the defendant understands that the schedule of payments is merely a minimum schedule of payments and not the only method, nor a limitation on the methods, available to the United States to enforce the judgment.

10.                               Immunity from Further Prosecution

Upon acceptance of the guilty plea called for by this Plea Agreement and the imposition of sentence, and subject to the cooperation requirements of Paragraph 11, the United States agrees that it will not bring further criminal charges against the defendant – or against Global Worldwide, Inc., North American Van Lines, Inc.,

or their ultimate parent, SIRVA, Inc. (together, “the SIRVA companies”) – or against any of the defendant’s or the SIRVA companies’ current or former officers, directors, and employees (a) for any act or offense committed before the date of this plea agreement that was undertaken either in furtherance of any antitrust conspiracy or any conspiracy to defraud the United States aimed at fixing, designating, or establishing the rates bid for the transportation of military household goods; or (b) for any act or offense committed prior to December 31, 2001 intended (i) corruptly to influence any action by any U.S. military officer or civilian Department of Defense official in Germany related to the award of shipments of military household goods or (ii) to misrepresent the relationship among the SIRVA companies for purposes of qualifying them to participate in the government’s program for the transportation of military household goods. With respect to current or former officers, directors, and employees, this nonprosecution agreement applies to them only for acts committed while acting as an officer, director, or employee of the defendant or of one of the SIRVA companies. The nonprosecution terms of this paragraph do not apply to civil matters of any kind, to any violation of the federal tax or securities laws, or to any crime of violence.

11.                               Defendant’s Cooperation

The defendant and the SIRVA companies agree to cooperate fully and truthfully with the United States in the prosecution of this case, the current federal investigation of violations of federal antitrust and related criminal laws involving the transportation of military household goods, any other federal investigation resulting therefrom, and any litigation or other proceedings arising or resulting from any such investigation to which the United States is a party (“Federal Proceedings”). The ongoing, full, and truthful cooperation of the defendant and the SIRVA companies shall include, but not be limited to:

(a)                                  using their best efforts to secure the ongoing, full, and truthful cooperation of their current and former officers, directors, and employees, including making such persons available, at the defendant’s expense, for debriefing and pre-trial conferences, interviews, and the provision of testimony in grand jury, trial, and other judicial proceedings in connection with any Federal Proceeding;

(b)                                 providing all documents, records, writings, or materials of any kind in their possession or under their care, custody, or control, relating directly or indirectly to all areas of inquiry and investigation; and

(c)                                  responding fully and truthfully to all inquiries of the United States in connection with any Federal Proceeding, without falsely implicating any person or intentionally withholding any information, subject to the penalties for making false statements (18 U.S.C. § 1001) and obstruction of justice (18 U.S.C. § 1503).

Defendant is further hereby on notice that the defendant may not violate any federal, state, or local criminal law while cooperating with the United States.

Nothing in this agreement places any obligation on the government to seek the defendant’s or the SIRVA companies’ cooperation or assistance.

12.                               Use of Information Provided by the Defendant Under This Agreement

Pursuant to Section 1B1.8 of the Sentencing Guidelines, no truthful information that the defendant or the SIRVA companies provide pursuant to this agreement will be used to enhance the defendant’s guidelines range. The United States will bring this plea agreement and the full extent of the defendant’s cooperation to the attention of other prosecuting offices if requested. Nothing in this plea agreement, however, restricts the Court’s or Probation Office’s access to information and records in the possession of the United States. Furthermore, nothing in this agreement prevents the government in any way from prosecuting the defendant or the SIRVA companies should the defendant or the SIRVA companies provide false, untruthful, or perjurious information or testimony.

13.                               Defendant Must Provide Full, Complete and Truthful Cooperation

This plea agreement is not conditioned upon charges being brought against any other entity or the result of any other proceeding against any other entity. This plea agreement is not conditioned upon any outcome in any pending investigation. This plea agreement is not conditioned upon any result in any future prosecution which may occur because of the defendant’s or the SIRVA companies’ cooperation. This plea agreement is not conditioned upon any result in any future grand jury presentation or trial involving charges resulting from this investigation. This plea agreement is, however, conditioned upon the defendant and the SIRVA companies providing full, complete and truthful cooperation.

14.                                Breach of the Plea Agreement and Remedies

The defendant agrees that, should the United States determine in good faith, during the period that any Federal Proceeding is pending, that the defendant or the SIRVA companies have failed to provide full and truthful cooperation, as described in Paragraphs 11 and 13 of this plea agreement, or have otherwise violated any provision of this plea agreement, the United States will notify counsel for the defendant in writing by personal or overnight delivery or facsimile transmission and may also notify counsel by telephone of its intention to void any of its obligations under this plea agreement (except its obligations under this paragraph), and the defendant and the SIRVA companies shall be subject to prosecution for any federal crime of which the United States has knowledge including, but not limited to, the substantive offenses relating to the investigation resulting in this plea agreement. The defendant agrees that, in the event that the United States is released from its obligations under this plea agreement and brings criminal charges against the defendant or the SIRVA companies for any offense referred to in Paragraph 10 of this plea agreement, the statute of limitations period for such offense will be tolled for the period between the date of the signing of this plea agreement and six (6) months after the date the United States gave notice of its intent to void its obligations under this plea agreement.

The defendant understands and agrees that in any further prosecution of it or the SIRVA companies resulting from the release of the United States from its obligations under this plea agreement, because of the defendant’s or the SIRVA companies’ violation of the plea agreement, any documents, statements, information, testimony, or evidence provided by the defendant, the SIRVA companies, or by any current or former directors, officers, or employees of them, to attorneys or agents of the United States, federal grand juries, or courts, and any leads derived therefrom, may be used against the defendant and the SIRVA companies in any such further prosecution. The defendant and the SIRVA companies unconditionally waive their right to challenge the use of such evidence in any such further prosecution, notwithstanding the protections of Fed. R. Evid. 410.

15.                               Nature of the Agreement and Modifications

This written agreement constitutes the complete plea agreement between the United States, the defendant, and the defendant’s counsel. The defendant and its counsel acknowledge that no threats, promises, or representations have been made, nor agreements reached, other than those set forth in writing in this plea agreement, to cause the defendant to plead guilty. Any modification of this plea agreement shall be valid only as set forth in writing in a supplemental or revised plea agreement signed by all parties. The undersigned corporate representative is authorized to enter this plea agreement on behalf of the defendant as evidenced by the Resolutions of the Board of Directors of the defendant attached to, and incorporated by reference in, this plea agreement. The undersigned attorneys for the United States have been authorized by the Attorney General of the United States to enter this plea agreement on behalf of the United States. A facsimile signature shall be deemed an original signature for the purpose of executing this plea agreement: Multiple signature pages are authorized for the purpose of executing this plea agreement.

UNITED STATES OF AMERICA

Date:	2/23/06	By:	/s/ Mark W. Pletcher
Hays Gorey, Jr.
Mark W. Pletcher
Trial Attorneys Antitrust Division
United States Department of Justice

Date:	2/24/06	By:	/s/ Robert C. Erickson
Robert C. Erickson
Assistant United States Attorney
Eastern District of Virginia

Defendant Representative’s Signature: As corporate representative for defendant Allied Freight Forwarding, Inc. and for Global Worldwide, Inc., North American Van Lines, Inc. and SIRVA, Inc., I have consulted with counsel for the corporations and fully understand all rights of the defendant with respect to the pending Criminal Information. Further, I fully understand all rights with respect to 18 U.S.C. § 3553 and the provisions of the Sentencing Guidelines Manual that may apply in this case. I have read this plea agreement and carefully reviewed every part of it with counsel for the defendant and the SIRVA companies. I understand this agreement and voluntarily accept it on behalf of the defendant and the SlRVA companies.

ALLIED FREIGHT FORWARDING, INC.

Date:	2/11/06	By:	/s/ Ralph A. Ford
Ralph A. Ford
Corporate Representative, Director, and
Secretary for Defendant
Allied Freight Forwarding, Inc.

Date:	2/11/06	By:	/s/ Ralph A. Ford
Ralph A. Ford
Corporate Representative, Senior Vice
President – General Counsel, and Secretary
SIRVA, Inc.

Date:	2/11/06	By:	/s/ Ralph A. Ford
Ralph A. Ford
Corporate Representative, Director, and
Secretary
Global Worldwide, Inc.

Date:	2/11/06	By:	/s/ Ralph A. Ford
Ralph A. Ford
Corporate Representative, Senior Vice
President – General Counsel, and Secretary
North American Van Lines, Inc.

Defense Counsel Signatures: We are counsel for defendant Allied Freight Forwarding, Inc. in this case, and for Global Worldwide, Inc., North American Van

Lines, Inc. and SIRVA, Inc. We have fully explained to the defendant its rights with respect to the pending Criminal Information. We have reviewed 18 U.S.C. § 3553 and the Sentencing Guidelines Manual, and we have fully explained to the defendant the provisions that may apply in this case. We have carefully reviewed every part of this plea agreement with the defendant’s Board of Directors and with the corporate representative of the defendant and the SIRVA companies, Ralph A. Ford. To our knowledge, the defendant’s decision to enter into this agreement and the SIRVA’s companies to accept benefits under the agreement and to be bound by certain obligations under the agreement are informed and voluntary decisions.

Date:	2/22/06	/s/ Michael B. Hubbard
Michael B. Hubbard, Esq.
Seyfarth Shaw LLP
Counsel for Defendant Allied Freight Forwarding, Inc. and for Global Worldwide, Inc., North American Van Lines, Inc., and SIRVA, Inc.

Date:	2/22/06	/s/ William F. Pendergast
William F. Pendergast, Esq.
Paul, Hastings, Janofsky & Walker LLP
Counsel for Defendant Allied Freight Forwarding, Inc. and for Global Worldwide, Inc., North American Van Lines, Inc., and SIRVA, Inc.